     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 11, 2000


                                                      REGISTRATION NO. 333-32910

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------


                                AMENDMENT NO. 1


                                       TO

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                          CAPROCK COMMUNICATIONS CORP.
             (Exact name of registrant as specified in its charter)

             TEXAS                              1731                            75-2765572
  (State or other jurisdiction      (Primary Standard Industrial             (I.R.S. Employer
      of incorporation or           Classification Code Number)            Identification No.)
         organization)

                          CAPROCK COMMUNICATIONS CORP.
                        15601 DALLAS PARKWAY, SUITE 700

                                DALLAS, TX 75001

                                 (972) 982-9500
              (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive office)

                           MR. JERE W. THOMPSON, JR.
                            CHIEF EXECUTIVE OFFICER
                          CAPROCK COMMUNICATIONS CORP.
                        15601 DALLAS PARKWAY, SUITE 700

                                DALLAS, TX 75001

                                 (972) 982-9500
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                             ---------------------

                                   Copies to:

                            A. MICHAEL HAINSFURTHER
                              MARK A. KOPIDLANSKY
                         MUNSCH HARDT KOPF & HARR, P.C.
                     1445 ROSS AVENUE, 4000 FOUNTAIN PLACE
                            DALLAS, TEXAS 75202-2790
                                 (214) 855-7500
                             ---------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the date on which this Registration Statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                             ---------------------


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

       The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.


                  SUBJECT TO COMPLETION, DATED APRIL 11, 2000


PROSPECTUS

                         [CAPROCK COMMUNICATIONS LOGO]

                          CAPROCK COMMUNICATIONS CORP.

                                DEBT SECURITIES
                                PREFERRED STOCK
                                  COMMON STOCK
                             ---------------------

     We may offer from time to time any combination of these securities in one or more offerings, and certain of our shareholders may offer from time to time shares of common stock. We will not receive any proceeds from the sale of shares by the selling shareholders. For information on the methods of sale, you should refer to the section entitled "Plan of Distribution."

     We will provide specific terms of these securities and their offering prices in supplements to this prospectus.

     In the case of debt securities, these terms will include, as applicable, the specific designation, aggregate principal amount, maturity, rate or formula of interest, premium and terms for redemption. In the case of shares of preferred stock, these terms will include, as applicable, the specific title and stated value, any dividend, liquidation, redemption, conversion, voting and other rights. In the case of common stock, these terms will include the aggregate number of shares offered.

     The aggregate initial offering price of all of the securities which may be sold pursuant to this prospectus will not exceed U.S. $900,000,000, or its equivalent based on the applicable exchange rate at the time of issue in one or more foreign currencies or currency units as shall be designated by CapRock Communications Corp.


     Our common stock is quoted on the Nasdaq Stock Market's National Market under the symbol CPRK. The applicable prospectus supplement will contain information, where applicable, as to any other listing on the Nasdaq Stock Market's National Market or any securities exchange of the securities covered by the prospectus supplement.

                             ---------------------

     You should read this prospectus and any prospectus supplement carefully before you invest. THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE THE SALES OF THE SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
                             ---------------------

     SEE "RISK FACTORS" ON PAGE 3 FOR A DISCUSSION OF MATTERS THAT YOU SHOULD CONSIDER BEFORE INVESTING IN THESE SECURITIES.
                             ---------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
                             ---------------------

               The date of this prospectus is             , 2000.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
About This Prospectus.......................................    1
Where You Can Find More Information.........................    1
The Company.................................................    2
Risk Factors................................................    3
Ratio of Earnings to Fixed Charges and Ratio of Earnings to
  Combined Fixed Charges and Preferred Stock Dividends......    3
Use of Proceeds.............................................    3
Description of Debt Securities..............................    3
Description of Preferred Stock..............................   10
Description of Common Stock.................................   11
Description of Outstanding Material Indebtedness............   11
Description of Outstanding Capital Stock....................   12
Selling Shareholders........................................   13
Plan of Distribution........................................   14
Legal Matters...............................................   16
Experts.....................................................   16

                                      (ii)

                             ABOUT THIS PROSPECTUS

     This prospectus provides you with a general description of the securities we and certain of our shareholders may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

                      WHERE YOU CAN FIND MORE INFORMATION


     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. These documents are also available at the public reference rooms at the SEC's regional offices in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available at the offices of the Nasdaq Stock Market's National Market in Washington, D.C.


     The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference our documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities:


     - Annual Report on Form 10-K for the year ended December 31, 1999; and



     - Registration statement on Form 8-A filed July 6, 1998.



     Potential investors may obtain a copy of any of the agreements summarized herein (subject to certain restrictions because of the confidential nature of the subject matter) or any of our SEC filings without charge by written or oral request directed to CapRock Communications Corp., Attention: Secretary, 15601 Dallas Parkway, Suite 700, Dallas, Texas 75001, (972) 982-9500. We maintain a worldwide web site at www.caprock.com. The reference to our worldwide web address does not constitute incorporation by reference of the information contained at the site.


     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

                                  THE COMPANY


     CapRock Communications Corp. ("CapRock") is a leading facilities-based integrated communications service provider to small and medium-sized business and communications carrier customers in the Southwestern United States. We offer business customers an integrated bundle of communications products and services including local exchange, domestic and international long distance, enhanced voice, data, Internet and dedicated private line services. Additionally, we offer communications-intensive business and carrier customers dark fiber, high bandwidth dedicated fiber infrastructure, terminating access for domestic and international long distance and ATM, frame relay and IP data transport services. We believe that our current and planned networks will provide our customer base the most comprehensive service alternative to the incumbent and other competitive communications service providers in our region.



     Our communications services are provided over our scalable fiber, voice and data networks which, upon completion, will connect nearly every Tier I, Tier II and Tier III market in the six-state region of Texas, Louisiana, Arkansas, Oklahoma, New Mexico and Arizona. At year-end 1999, our inter-city long-haul fiber network consisted primarily of 96 fiber strands covering approximately 3,000 route miles, which we expect to expand to approximately 7,000 route miles by year-end 2000. Additionally, at year-end 1999, we provided switch-based competitive local exchange services in ten markets, which we expect to expand to 48 markets by year-end 2000. We currently have 11 voice and 13 data switches installed and operational on our network, which we expect to expand to 14 voice and 17 data switches by year-end 2000.



     Our principal executive offices are located at 15601 Dallas Parkway, Suite 700, Dallas, Texas 75001, and our telephone number is (972) 982-9500.


RECENT DEVELOPMENTS

     Please see the applicable prospectus supplement and our recent public filings for recent developments.

                                  RISK FACTORS

     Before you invest in our securities, you should carefully consider the risks involved. These risks include, but are not limited to, any risks that may be described in other filings we make with the SEC or in the prospectus supplements relating to specific offerings of securities.

      RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED
                  FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

     The ratio of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends for each of the periods indicated is as follows:


                                                                     FISCAL YEAR ENDED
                                                              --------------------------------
                                                              1995   1996   1997   1998   1999
                                                              ----   ----   ----   ----   ----
Ratio of earnings to fixed charges..........................  1.0    1.4    2.6    1.1     --
Ratio of earnings to combined fixed charges and preferred
  stock dividends...........................................  1.0    1.4    2.6    1.1     --



     For this ratio, earnings consist of earnings (loss) before income taxes, minority interest and discontinued operations plus fixed charges excluding capitalized interest. Fixed charges consist of interest expensed and capitalized, amortized premiums, discounts and capitalized expenses related to indebtedness, plus the portion of rent expense under operating leases deemed by us to be representative of the interest factor. We had deficiencies of earnings to fixed charges of approximately $12 million for the year ended December 31, 1999.


                                USE OF PROCEEDS

     Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of the offered securities will be used to fund the development and growth of our communications networks and business and for potential business acquisitions, working capital and general corporate purposes. Until we use the net proceeds in this manner, we may temporarily use them to make short-term investments or reduce short-term borrowings.

     We will not receive any proceeds from the sale of any shares of common stock by the selling shareholders.

                         DESCRIPTION OF DEBT SECURITIES

     This section describes the general terms and provisions of the debt securities. The applicable prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement as well as any general terms described in this section that will not apply to those debt securities.

     The debt securities will be our direct unsecured general obligations and may include debentures, notes, bonds and/or other evidences of indebtedness. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and an institution to be named in the applicable prospectus supplement as trustee. Senior debt securities will be issued under a senior indenture, and subordinated debt securities will be issued under a subordinated indenture. Together, the senior indentures and the subordinated indentures are called indentures.

     We have summarized selected provisions of the indentures below. The summary is not complete. We have also filed the forms of the indentures as exhibits to the registration statement. You should read the indentures for provisions that may be important to you before you buy any debt securities.

GENERAL TERMS OF DEBT SECURITIES

     The debt securities issued under any indenture may be issued in one or more series. Each indenture may provide that there may be more than one trustee under the indenture, each with respect to one or more series of debt securities. The indentures may provide that any trustee under any indenture may resign or be removed with respect to one or more series of debt securities issued under that indenture, and a successor trustee may be appointed to act with respect to that series.

     If two or more persons are acting as trustee with respect to different series of debt securities issued under the same indenture, each of those trustees will be a trustee of a trust under that indenture separate and apart from the trust administered by any other trustee. In that case, except as may otherwise be indicated in an applicable prospectus supplement, any action described in the applicable prospectus supplement to be taken by the trustee may be taken by each of those trustees only with respect to the one or more series of debt securities for which it is trustee.

     A prospectus supplement relating to a series of debt securities being offered will include specific terms relating to the offering and that series. These terms will contain some or all of the following and may include other terms:

     - the title of the debt securities;

     - any limit on the aggregate principal amount of the debt securities;

     - the purchase price of the debt securities, expressed as a percentage of the principal amount;

     - the date or dates on which the principal of and any premium on the debt securities will be payable or the method for determining the date or dates;

     - if the debt securities will bear interest, the interest rate or rates or the method by which the rate or rates will be determined;

     - if the debt securities will bear interest, the date or dates from which any interest will accrue, the interest payment dates on which any interest will be payable, the record dates for those interest payment dates and the basis upon which interest shall be calculated if other than that of a 360 day year of twelve 30-day months;

     - the place or places where payments on the debt securities will be made and the debt securities may be surrendered for registration of transfer or exchange;

     - if we will have the option to redeem all or any portion of the debt securities, the terms and conditions upon which the debt securities may be redeemed;

     - the terms and conditions of any sinking fund or other similar provisions obligating us or permitting a holder to require us to redeem or purchase all or any portion of the debt securities prior to final maturity;

     - the currency or currencies in which the debt securities are denominated and payable if other than U.S. dollars;

     - whether the amount of any payments on the debt securities may be determined with reference to an index, formula or other method and the manner in which such amounts are to be determined;

     - any additions or changes to the events of default in the respective indentures;

     - the percentage of the principal amount of debt held by the holders necessary to require the trustee to take action;

     - any terms, conditions or restrictions upon the issuance of additional debt;

     - any terms, conditions or restrictions on dividends or distribution on any capital stock;

     - any additions or changes with respect to the other covenants in the respective indentures;

     - the terms and conditions, if any, upon which the debt securities may be convertible into common stock or preferred stock;

     - whether the debt securities will be issued in certificated or book-entry form;

     - whether the debt securities will be in registered or bearer form and, if in registered form, the denominations of the debt securities if other than $1,000 and multiples of $1,000;

     - the applicability of the defeasance and covenant defeasance provisions of the applicable indenture;

     - provisions relating to the modification of the terms of the indentures;

     - any subordination provisions; and

     - any other terms of the debt securities consistent with the provisions of the applicable indenture.

     Debt securities may be issued under the indentures as original issue discount securities to be offered and sold at a substantial discount from their stated principal amount. Special Federal income tax, accounting and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

     Unless otherwise provided with respect to a series of debt securities, the debt securities will be issued only in registered form, without coupons, in denominations of $1,000 and multiples of $1,000.

SOME COVENANTS

     Under the indentures, we will be required to:

     - pay the principal, interest and any premium on the debt securities when due;

     - maintain a place of payment;

     - deliver a report to the trustee at the end of each fiscal year reviewing our obligations under the indentures; and

     - deposit sufficient funds with any paying agent on or before the due date for any payment of principal, interest or any premium.

     An indenture may or may not include other covenants which will be described in the applicable prospectus supplement.

PAYMENT AND TRANSFER

     Unless we designate otherwise, we will pay principal, interest and any premium on fully registered securities in New York, New York. We will make interest payments by check mailed to the persons in whose names the debt securities are registered on days specified in the indentures or any prospectus supplement. We will make debt securities payments in other forms at a place we designate and specify in a prospectus supplement. You may transfer or exchange fully registered debt securities at the corporate trust office of the trustee or at any other office or agency maintained by us for these purposes, without having to pay any service charge except for any tax or governmental charge.

OUR SENIOR DEBT SECURITIES


     Generally speaking, our senior debt securities will rank equally with all of our other senior debt and unsubordinated debt. As of December 31, 1999, the total amount of our debt that would rank equally with our senior debt securities was approximately $347.5 million, net of discount and unamortized debt issuance costs. See "Description of Outstanding Material Indebtedness." All series of senior debt securities will rank equally in right of payment with each other.

     Senior debt is defined to include all notes or other unsecured evidences of indebtedness, including our guarantees, not expressed to be subordinate or junior in right of payment to any other indebtedness that we have.

OUR SUBORDINATED DEBT SECURITIES

     Our subordinated debt securities will have a junior position to all of our senior debt. Under the subordinated indentures, payment of the principal, interest and any premium on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all senior debt. The subordinated indentures may provide that no payment of principal, interest or any premium on the subordinated debt securities may be made in the event:

     - of any insolvency, bankruptcy or similar proceeding involving us or our property until we have paid holders of our senior debt in full; or

     - we fail to pay the principal, interest, any premium or any other amounts on any senior debt when due.

     Any subordinated debt securities offered pursuant to the subordinated indentures will rank junior in right of payment to all senior debt.

     The subordinated indentures may prohibit us from making for a specified time period any payment of principal of or premium, if any, or interest on, or sinking fund requirements for, the subordinated debt securities during the continuance of any default in respect of some senior debt, unless and until the default on the senior debt is cured or waived.

     Upon any distribution of our assets in connection with any dissolution, winding up, liquidation, reorganization, bankruptcy or other similar proceeding relative to us, our creditors or our property, the holders of our senior debt will first be entitled to receive payment in full of the principal thereof and premium, if any, and interest due on the senior debt securities before the holders of the subordinated debt securities are entitled to receive any payment of the principal of and premium, if any, or interest on the subordinated debt securities.

GLOBAL CERTIFICATES

     The debt securities of a series may be issued in whole or in part in the form of one or more global certificates that will be deposited with a depository identified in a prospectus supplement.

     The specific terms of the depository arrangements with respect to any debt securities of a series will be described in a prospectus supplement.

     Unless otherwise specified in a prospectus supplement, debt securities issued in the form of a global certificate to be deposited with a depository will be represented by a global certificate registered in the name of the depository or its nominee. Upon the issuance of a global certificate in registered form, the depository for the global certificate will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the global certificate to the accounts of institutions that have accounts with the depository or its nominee. The depository or its nominee are referred to in this prospectus as participants. The accounts to be credited shall be designated by the underwriters or agents of the debt securities, or by us if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global certificate will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in a global certificate will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the depository or its nominee for the global certificate. Ownership of beneficial interests in a global certificate by persons that hold through participants will be shown on, and the transfer of that ownership interest within a participant will be effected only through, records maintained by that participant. The laws of some jurisdictions require that some purchasers of securities take physical delivery of their securities in definitive form. These limits and laws may impair your ability to transfer beneficial interests in a global certificate.

     So long as the depository for a global certificate in registered form, or its nominee, is the registered owner of the global certificate, the depository or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities of the series represented by the global certificate for all purposes under the indentures. Except as set forth below, owners of beneficial interests in a global certificate will not be entitled to have debt securities of the series represented by the global certificate registered in their names, will not receive or be entitled to receive physical delivery of debt securities in definitive form, and will not be considered the owners or holders of the global certificate under the applicable indenture.

     Payment of principal of, premium, if any, and any interest on debt securities of a series registered in the name of or held by a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner or the holder of a global certificate representing the debt securities. None of us, the trustee, any paying agent, or the applicable debt security registrar for the debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global certificate for debt securities or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

     We expect that the depository for debt securities of a series, upon receipt of any payment of principal, premium or interest in respect of a permanent global certificate, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global certificate as shown on the records of the depository. We also expect that payments by participants to owners of beneficial interests in a global certificate held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in street name, and those payments will be the responsibility of the participants. However, we have no control over the practices of the depository and/or the participants and there can be no assurance that these practices will not be changed.

     Unless it is exchanged in whole or in part for debt securities in definitive form, a global certificate may generally be transferred only as a whole unless it is being transferred to particular nominees of the depository.

     Unless otherwise stated in any prospectus supplement, an institution to be named in the applicable prospectus supplement will act as depository. Beneficial interests in global certificates will be shown on, and transfers of global certificates will be effected only through, records maintained by the depository and its participants.

EVENTS OF DEFAULT

     Under the indentures an event of default, unless a prospectus supplement provides otherwise, will mean any of the following:

     - failure to pay the principal or any premium on any debt security when due;

     - failure to deposit any sinking fund payment when due;

     - failure to pay interest on any debt security for 30 days;

     - failure to perform any other covenant in the indenture that continues for 60 days after being given written notice;

     - some events involving our bankruptcy, insolvency or reorganization; or

     - any other event of default included in any indenture or supplemental indenture.

     An event of default for a particular series of debt securities will not necessarily constitute an event of default for any other series of debt securities issued under an indenture.

     If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% of the total principal amount of the debt securities of the series may declare the entire principal of that series due and payable immediately. If this happens, the holders of a majority of the aggregate principal amount of the debt securities of that series can waive certain past defaults and rescind and annul such acceleration, subject to certain conditions.

     The indentures will limit the right to institute legal proceedings. No holder of any debt securities will have the right to bring a claim under an indenture unless:

     - the holder has given written notice of default to the trustee;

     - the holders of not less than 25% of the aggregate principal amount of debt securities of the series shall have made a written request to the trustee to bring the claim and furnished the trustee reasonable indemnification as the trustee may require;

     - the trustee has not commenced an action within 60 days of receipt of the notice and indemnification; and

     - no direction inconsistent with the request has been given to the trustee by the holders of not less than a majority of the aggregate principal amount of the debt securities of the series then outstanding.

Subject to applicable law and any applicable subordination provisions, the holders of debt securities may enforce payment of the principal of or premium, if any, or interest on their debt securities.

     The holders of a majority in aggregate principal amount of any series of debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any power conferred on the trustee, provided, however, that the trustee may decline to follow the holders' direction if, being advised by counsel, the trustee determines that the action is not lawful, or if the trustee in good faith determines that the action would unduly prejudice the holders of the debt securities not taking part in the action or would impose personal liability on the trustee.

     Each indenture will provide that, in case an event of default in respect of a particular series of debt securities has occurred, the trustee is to use the degree of care of a prudent person in the conduct of such person's own affairs. Subject to these provisions, the trustee is under no obligation to exercise any of its rights or power under the indenture at the request of any of the holders of the debt securities of any series unless they have furnished to the trustee reasonable security or indemnity.

     We will be required to furnish to the trustee an annual statement as to our fulfillment of all of our obligations under the relevant indenture.

DEFEASANCE

     We will be discharged from our obligations on the debt securities of any series at any time we deposit with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of the series. If this happens, the holders of the debt securities of the series will not be entitled to the benefits of the indenture except for registration of transfer and exchange of debt securities and replacement of destroyed, lost, stolen or mutilated debt securities.

     We may only effect such a defeasance if, among other things, we have delivered to the trustee either a ruling directed to the trustee from the Internal Revenue Service or an opinion of counsel (as specified in the indenture) to the effect that the holders of the debt securities will not recognize income, gain or loss for Federal income tax purposes as a result of the deposit and discharge and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and defeasance had not occurred.

CONSOLIDATION, MERGER OR SALE

     The indentures may limit or restrict our ability to consolidate or merge with or into any other entity or sell all or substantially all of our assets. These limitations or restrictions, if any, will be described in the applicable prospectus supplement, and we expect that they generally will include that:

     - we are the continuing corporation or, if not, that any successor or purchaser is an entity organized under the laws of the United States of America or any State thereof, and that such entity expressly assumes our obligations on the debt securities under a supplemental indenture; and

     - immediately before and after giving effect to the transaction, no event of default shall exist and be continuing.

The remaining or acquiring entity will be substituted for us in the indentures with the same effect as if it had been an original party to the indentures and shall assume all of our responsibilities and liabilities under the indentures including the payment of all amounts due on the debt securities and performance of the covenants in the indentures. Thereafter, the successor entity may exercise our rights and powers under any indenture, in our name or in its own name. Any act or proceeding required or permitted to be done by our board of directors or any of our officers may be done by the board or officers of the successor entity.

MODIFICATION OF THE INDENTURES

     Under each indenture, we may modify our rights and obligations and the rights of the holders with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification. We cannot, however, modify the principal or interest payment terms, or reduce the percentage required for modification, against any holder without its consent. We may also enter into supplemental indentures with the trustee, without obtaining the consent of the holders of any series of debt securities, to cure any ambiguity or to correct or supplement any provision of an indenture or any supplemental indenture which may be defective or inconsistent with any other provision, to pledge any property to or with the trustee or to make any other provisions with respect to matters or questions arising under the indentures, provided that the action does not materially adversely affect the interests of the holders of the debt securities. We may also enter into supplemental indentures without the consent of holders of any series of debt securities to set forth the terms of additional series of debt securities, to evidence the succession of another person to our obligations under the indenture or to add to our covenants.

CERTIFICATES AND OPINIONS TO BE FURNISHED TO TRUSTEE

     Each indenture will provide that, in addition to other certificates or opinions that may be specifically required by other provisions of an indenture, every time we ask the trustee to take action under the indenture, we must provide a certificate of some of our officers and an opinion of counsel (who may be our counsel) stating that, in the opinion of the signers, all conditions precedent to the action have been complied with.

REPORT TO HOLDERS OF DEBT SECURITIES

     We will provide audited financial statements annually to holders of debt securities. The trustee will be required to submit an annual report to the holders of the debt securities regarding, among other things, the trustee's eligibility to serve as trustee, the priority of the trustee's claims regarding unpaid advances made by it, and any action taken by the trustee materially affecting the debt securities.

THE TRUSTEE

     A prospectus supplement will name the trustee under the subordinated indentures and the senior indentures.

     Pursuant to applicable provisions of the indentures and the Trust Indenture Act of 1939 governing trustee conflicts of interest, an uncured event of default with respect to any series of debt securities may force the trustee to resign as trustee under either the subordinated indentures or the senior indentures. Any resignation will require the appointment of a successor trustee under the applicable indenture in accordance with the terms and conditions of such indenture.

     The trustee may resign or be removed by us upon the occurrence of certain events with respect to one or more series of debt securities and a successor trustee may be appointed to act with respect to any series. The holders of a majority in aggregate principal amount of the debt securities of any series may remove the trustee with respect to the debt securities of that series.

GOVERNING LAW

     The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

                         DESCRIPTION OF PREFERRED STOCK

     We may issue, either separately or together with other securities, shares of our preferred stock. See "Description of Outstanding Capital
Stock -- Preferred Stock." If we offer a series of preferred stock, we will describe the particular terms and conditions of the series of preferred stock offered in the prospectus supplement relating to that series of preferred stock. The applicable prospectus supplement or prospectus supplements will describe the following terms of each series of preferred stock being offered:

     - its title;

     - the number of shares offered, any liquidation preference per share and the purchase price;

     - any applicable dividend rate(s), period(s), and/or payment date(s) or method(s) of calculation;

     - if dividends apply whether they shall be cumulative or non-cumulative and, if cumulative, the date from which dividends shall accumulate;

     - any procedures for any auction and remarketing;

     - any provisions for a sinking fund;

     - any provisions for redemption;

     - any listing of such preferred stock on any securities exchange or market;

     - the terms and conditions, if applicable, upon which it will be convertible into common stock or another series of preferred stock of CapRock, including the conversion price (or manner of calculation thereof) and conversion period;

     - the terms and conditions, if applicable, upon which it will be exchangeable into debt securities of CapRock, including the exchange price (or manner of calculation thereof) and exchange period;

     - any voting rights;

     - a discussion of any applicable material and/or special Federal income tax considerations;

     - whether fractional interests in that series of preferred stock will be offered by entering into a deposit agreement that will be filed with the Securities and Exchange Commission which provides for a depositary to issue to the public receipts of depositary shares, each of which will represent ownership of and entitlement to all rights and preferences of a fractional interest in a share of preferred stock of a specified series;

     - its relative ranking and preferences as to any dividend rights and rights upon liquidation, dissolution or winding up of the affairs of CapRock;

     - any limitations on the future issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of CapRock; and

     - any other specific terms, preferences, rights, limitations or restrictions.

                          DESCRIPTION OF COMMON STOCK

     We may issue, either separately or together with other securities, shares of our common stock. Under our Articles of Incorporation, we are authorized to issue up to 200,000,000 shares of our common stock. A prospectus supplement relating to an offering of common stock, or other securities convertible or exchangeable for, or exercisable into, common stock, will describe the relevant terms, including the number of shares offered, any initial offering price, and market price and dividend information, as well as, if applicable, information on other related securities. See "Description of Outstanding Capital Stock" below.

                DESCRIPTION OF OUTSTANDING MATERIAL INDEBTEDNESS

     CapRock has outstanding $150.0 million of 1998 Senior Notes due 2008 bearing interest at the rate of 12% per annum and $210.0 million of 1999 Senior Notes due 2009 bearing interest at the rate of 11 1/2% per annum. The 1998 Senior Notes and the 1999 Senior Notes are subject to the terms and conditions of indentures between CapRock and Chase Manhattan Trust Company, National Association (formerly known as PNC Bank, N.A.), as Trustee. The following summary highlights some provisions of the indentures.

     The 1998 Senior Notes will mature on July 15, 2008. Interest on the 1998 Senior Notes is payable semiannually in cash on January 15 and July 15 of each year, commencing January 15, 1999. The 1999 Senior Notes will mature on May 1, 2009. Interest on the 1999 Senior Notes is payable semiannually in cash on May 1 and November 1 of each year, commencing on November 1, 1999. The senior notes are general senior unsecured obligations of CapRock, and as such, rank pari passu in right of payment with all existing and future unsecured and unsubordinated indebtedness of CapRock. The senior notes are effectively subordinated in right of payment to all secured indebtedness of CapRock to the extent of the value of the assets securing such indebtedness. In addition, CapRock is a holding company, and the senior notes are effectively subordinated to all existing and future indebtedness and other liabilities (including trade payables) of CapRock's subsidiaries.

     The indentures contain covenants that, among other things, limit or prohibit us from engaging in certain transactions including the following:

     - borrowing additional money,

     - paying dividends or making other distributions to our shareholders,

     - limiting the ability of subsidiaries to make payments to us,

     - making certain investments,

     - creating certain liens on our assets,

     - selling certain assets and using the proceeds from those sales for certain purposes,

     - entering into transactions with affiliates, and

     - engaging in certain mergers or consolidations.

     The events of default under the senior notes include various events of default customary for such types of agreements including, among others, the failure to pay principal and interest when due on the senior notes, cross-defaults on other indebtedness, certain judgments, and certain events of bankruptcy, insolvency and reorganization.

                    DESCRIPTION OF OUTSTANDING CAPITAL STOCK

     The following summaries highlight certain provisions of our Articles of Incorporation and By-Laws, as amended. Copies of our Articles and Bylaws are available from us upon request. See "Where You Can Find More Information."

AUTHORIZED CAPITAL STOCK


     Under our Articles, the total number of shares of all classes of stock that we have authority to issue is 220,000,000 shares. Each share has a par value of $.01 per share. Of the authorized amount, 200,000,000 of the shares are common stock and 20,000,000 are shares of preferred stock. As of March 31, 2000, there were 33,440,856 shares of common stock issued and outstanding (and 52,151 shares were held in treasury), and no shares of preferred stock were issued or outstanding.


COMMON STOCK

     Each share of common stock has identical rights and privileges in every respect. The holders of CapRock common stock are entitled to vote upon all matters submitted to a vote of our shareholders and are entitled to one vote for each share of common stock held.

     Subject to the prior rights and preferences, if any, applicable to shares of preferred stock or any series of preferred stock, or the restrictions set forth in any applicable indentures, the holders of common stock are entitled to receive such dividends, payable in cash, stock or otherwise, as may be declared by the Board out of any funds legally available for the payment of dividends.

     If CapRock voluntarily or involuntarily liquidates, dissolves or winds-up, the holders of common stock will be entitled to receive after distribution in full of the preferential amounts, if any, to be distributed to the holders of preferred stock or any series of preferred stock, all of the remaining assets available for distribution ratably in proportion to the number of shares of common stock held by them.

     Holders of common stock will have no preferences or any preemptive, conversion or exchange rights.

PREFERRED STOCK

     The Board is authorized to provide for the issuance of shares of CapRock preferred stock in one or more series, and to fix for each series, voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as are shown in a resolution providing for the issuance of such series adopted by the Board. The Board may authorize the issuance of shares of preferred stock with terms and conditions which could discourage a takeover or other transaction that holders of some or a majority of shares of CapRock common stock might believe to be in their best interests or in which such holders might receive a premium for their shares of stock over the then-current market price of such shares. As of the date hereof, no shares of preferred stock are outstanding.

PREEMPTIVE RIGHTS

     No holder of any shares of our stock has any preemptive or preferential right to acquire or subscribe for any unissued shares of any class of stock or any authorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock.

TRANSFER AGENT AND REGISTRAR

     The principal transfer agent and registrar for our common stock is ChaseMellon Shareholder Services.

CERTAIN ANTI-TAKEOVER EFFECTS


     As of March 31, 2000, there were 166,506,993 authorized and unissued shares of common stock and 20,000,000 authorized and unissued shares of preferred stock. The Board of Directors can authorize the issuance of authorized but unissued shares of its stock to render more difficult or to discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy solicitation or otherwise. We are also subject to prior regulatory approval by the FCC and various state regulatory agencies for a transfer of control or for the assignment of our (or our subsidiaries') intrastate certification authority, its international authority and other FCC licenses and authorizations. The 1934 Communications Act generally limits direct foreign ownership of wireless licenses to 20%, but provides for indirect foreign ownership holdings above 25% upon FCC approval. In its order implementing the U.S. commitment under the WTO Agreement, the FCC established new rules that effectively relax the foreign ownership limits for common carrier wireless licenses. Specifically, the new rules allow for up to 100% indirect ownership of wireless licenses by foreign interests from countries that are members of the WTO upon FCC review and approval from countries that have participated in the WTO Agreement. Furthermore, the indentures for our 1998 Senior Notes and 1999 Senior Notes provide for a mandatory purchase of the senior notes upon a change of control and we expect that any credit facilities that we enter into will provide that an event of default or redemption event thereunder will occur if all or a controlling interest in our capital stock is sold, assigned or otherwise transferred. Any of the foregoing factors could have the effect of delaying, deferring or preventing a change of control of CapRock. The Articles provide that Article 13.03 of the Texas Business Corporation Act, which includes statutory anti-takeover measures, will not apply to us.


WARRANTS AND REGISTRATION RIGHTS


     As part of its initial public offering, IWL Communications, one of our predecessor companies, issued warrants to purchase up to 145,000 shares of IWL Communications common stock at an exercise price of $7.20 per share to Roth Capital Partners, Inc. (formerly known as Cruttenden Roth, Incorporated) or its designees for nominal consideration, which, following our business combination in August 1998, were converted on a one-to-one ratio to warrants to purchase shares of our common stock. Roth Capital Partners exercised the warrants in March 2000. Roth has certain demand and piggyback registration rights associated with our common stock to be issued upon the exercise of the warrants.


                              SELLING SHAREHOLDERS

     The selling shareholders may be directors, executive officers, holders of shares of our company or holders that may be considered to be selling securities on our behalf or having purchased securities from us with a view towards distributing them to others.

     The prospectus supplement relating to any shares of common stock offered by the selling shareholders will set forth the names of the selling shareholders, the number of shares of common stock being offered for each selling shareholder's account as well as the number of such shares and the percentage, if greater than one percent, to be owned by each selling shareholder after completion of the offering.

     All expenses incurred with the registration of the shares of common stock owned by the selling shareholders will be borne by CapRock, but CapRock will not be obligated to pay any underwriting fees, discounts or commissions in connection with such registration.

                              PLAN OF DISTRIBUTION

     We and any selling shareholders may sell any of the securities being offered under this prospectus in any one or more of the following ways from time to time:

     - through agents;

     - to or through underwriters;

     - through dealers; and

     - directly by CapRock and any selling shareholders to one or more purchasers.

     The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Securities may also be offered or sold through depositary receipts issued by a depositary institution.

AGENTS

     Offers to purchase securities may be solicited by agents designated by us and/or any selling shareholders from time to time. Any agent involved in the offer or sale of the securities under this prospectus will be named, and any commissions payable by us to these agents will be set forth, in a related prospectus supplement. Unless otherwise indicated in a prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"), of the securities so offered and sold.

UNDERWRITERS

     If securities are sold by us and/or any selling shareholders by means of an underwritten offering, we and/or any selling shareholders, as applicable, will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, the respective amounts underwritten and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in a related prospectus supplement. That prospectus supplement and this prospectus will be used by the underwriters to make resales of the securities. If underwriters are used in the sale of any securities in connection with this prospectus, those securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters and us at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are used in the sale of securities, unless otherwise indicated in a related prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to some conditions precedent and that with respect to a sale of these securities the underwriters will be obligated to purchase all such securities if any are purchased.

     We and/or any selling shareholders may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the initial public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

DEALERS

     If a dealer is utilized by us and/or any selling shareholders in the sale of the securities in respect of which this prospectus is delivered, we and/or any selling shareholders, as applicable, will sell these securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the prospectus supplement relating to those offers and sales.

DIRECT SALES

     We and/or any selling shareholders may also sell offered securities directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of those securities. The terms of any sales of this type will be described in the prospectus supplement.

     Securities may also be offered and sold, if so indicated in the related prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment in connection with their terms, or otherwise, by one or more firms "remarketing firms," acting as principals for their own accounts or as agents for us and/or any selling shareholders. Any remarketing firm will be identified and the terms of its agreement, if any, with us and/or any selling shareholders and its compensation will be described in a related prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities remarketed by them.

DELAYED DELIVERY CONTRACTS

     If so indicated in a related prospectus supplement, we and/or any selling shareholders may authorize agents and underwriters to solicit offers by certain institutions to purchase securities from us and/or any selling shareholders at the public offering price set forth in a related prospectus supplement as part of delayed delivery contracts providing for payment and delivery on the date or dates stated in a related prospectus supplement. Such delayed delivery contracts will be subject to only those conditions set forth in a related prospectus supplement. A commission indicated in a related prospectus supplement will be paid to underwriters and agents soliciting purchases of securities pursuant to delayed delivery contracts accepted by us and/or any selling shareholders, as applicable.

GENERAL INFORMATION

     We and/or any selling shareholders may have agreements with the agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, underwriters, dealers and remarketing firms may be required to make.

     Each series of securities will be a new issue (other than shares of common stock sold by selling shareholders or treasury shares sold by us) and, other than the common stock, which is quoted on the Nasdaq National Market, may have no established trading market. Unless otherwise specified in a related prospectus supplement, we will not be obligated to list any series of securities on an exchange or otherwise. We cannot assure you that there will be any liquidity in the trading market for any of the securities.

     Agents, underwriters, dealers and remarketing firms may be customers of, engage in transactions with, or perform services for, us, our subsidiaries and/or any selling shareholders in the ordinary course of their businesses.

     The place, time of delivery and other terms of the sale of the offered securities will be described in the applicable prospectus supplement.

     In order to comply with the securities laws of some states, if applicable, the securities offered hereby will be sold in those jurisdictions only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

                                 LEGAL MATTERS

     Munsch Hardt Kopf & Harr, P.C. will issue an opinion for us and the selling shareholders, if any, about the legality of the offered securities. As of the date of this prospectus, certain members of Munsch Hardt Kopf & Harr, P.C. beneficially own, in the aggregate, 1,350 shares of our Common Stock. Any additional required information regarding ownership of our securities by lawyers of such firm will be contained in the applicable prospectus supplement. Any underwriters will be advised about other issues relating to any offering by their own legal counsel named in the applicable prospectus supplement.

                                    EXPERTS


     The consolidated financial statements of CapRock Communications Corp. as of December 31, 1998 and 1999 and for each of the years in the three year period ended December 31, 1999, as included in our Annual Report on Form 10-K for the year ended December 31, 1999, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The estimated expenses, other than underwriting discounts and commissions, in connection with the offerings of the securities are as follows:


Securities Act Registration Fee.............................   $237,600
Blue Sky Fees and Expenses..................................   $ 15,000*
Printing and Engraving Expenses.............................   $200,000*
Legal Fees and Expenses.....................................   $200,000*
Fees of Rating Agencies.....................................   $ 50,000*
Accounting Fees and Expenses................................   $100,000*
Fees of Indenture Trustees (including counsel fees).........   $ 20,000*
Miscellaneous...............................................   $ 77,400*
                                                               --------
          Total.............................................   $900,000*
                                                               ========


---------------


* Estimated and subject to future contingencies.


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article XII of the Registrant's Articles of Incorporation provides the following:

          "A director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except that this Article shall not authorize the elimination or limitation of the liability of a director to the extent the director is found liable for:

             (1) a breach of the director's duty of loyalty to the Corporation or its shareholders;

             (2) an act or omission not in good faith that constitutes a breach of duty of the director to the Corporation or an act or omission that involves intentional misconduct or a knowing violation of the law;

             (3) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office;

             (4) an act or omission for which the liability of a director is expressly provided by an applicable statute."

     Article XI of the Registrant's Articles of Incorporation provides the following:

          "The directors and officers of the Corporation shall be indemnified by the Corporation in a manner and to the maximum extent permitted by applicable state or federal law as in effect from time to time."

          Section 7.06 of the Registrant's Bylaws provides the following:

          "The Corporation shall have the authority to and shall indemnify and advance expenses to the directors, officers, employees, agents of the Corporation or any other persons serving at the request of the Corporation in such capacities in a manner and to the maximum extent permitted by applicable state or federal law. The Corporation may purchase and maintain liability insurance or make other arrangements for such obligations to the extent permitted by the Texas Business Corporation Act."

     The Texas Business Corporation Act permits, and in some cases requires, corporations to indemnify officers, directors, agents and employees who are or have been a party to or are threatened to be made a party to litigation against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses under certain circumstances.

     We expect that any Underwriting Agreement entered into by the Registrant in connection with any offering of debt securities will provide for indemnification by the underwriters specified therein of the Registrant and its officers and directors, and by the Registrant of the underwriters specified therein, for certain liabilities arising under the Securities Act or otherwise.


     We expect that any Underwriting Agreement entered into by the Registrant in connection with any offering of common stock will provide for indemnification by the underwriters specified therein of the Registrant and its officers and directors, and by the Registrant of the underwriters specified therein, for certain liabilities arising under the Securities Act or otherwise.



     We expect that any Underwriting Agreement entered into by the Registrant in connection with any offering of preferred stock will provide for indemnification by the underwriters specified therein of the Registrant and its officers and directors, and by the Registrant of the underwriters specified therein, for certain liabilities arising under the Securities Act or otherwise.


     The Purchase Agreement (filed as Exhibit 1.1 to the Registrant's Registration Statement on Form S-1, as amended (File No. 333-74735)) relating to the Registrant's May 1999 equity offering provides for indemnification by the underwriters specified therein of the Registrant and its officers and directors, and by the Registrant of the underwriters specified therein, for certain liabilities arising under the Securities Act or otherwise.


     The Registration Rights Agreement (Exhibit 4.7 hereto) relating to the 1998 Senior Notes provides for indemnification by each of the initial purchasers specified therein, their successors, assigns and direct and indirect transferees, and participating broker-dealers, in specified circumstances, of the Registrant, the other initial purchasers, underwriters and the other selling holders, and each of their respective directors and officers and controlling parties, and by the Registrant of the initial purchasers specified therein, their successors, assigns and direct and indirect transferees, and participating broker-dealers, underwriters, and each person, if any, controlling any such underwriter or holder, in specified circumstances, for certain liabilities arising under the Securities Act or otherwise.


     The Note Purchase Agreement (filed as Exhibit 10.49 to the Registrant's Registration Statement on Form S-4, as amended (File No. 333-57365)) relating to the 1998 Senior Notes provides for indemnification by the initial purchasers specified therein of the Registrant and its officers and directors, and by the Registrant of the initial purchasers specified therein, for certain liabilities arising under the Securities Act or otherwise.


     The Registration Rights Agreement (Exhibit 4.11 hereto) relating to the 1999 Senior Notes provides for indemnification by each of the initial purchasers specified therein, their successors, assigns and direct and indirect transferees, and participating broker-dealers, in specified circumstances, of the Company, the other initial purchasers, underwriters and the other selling holders specified therein, and each of their respective directors and officers and controlling parties, and by the Company of the initial purchasers specified therein, their successors, assigns and direct and indirect transferees, and participating broker-dealers, underwriters, and each person, if any controlling any such underwriter or holder, in specified circumstances, for certain liabilities arising under the Securities Act or otherwise.


     The Note Purchase Agreement (filed as Exhibit 10.61 to the Registrant's Registration Statement on Form S-4, as amended (File No. 333-82557)) relating to the 1999 Senior Notes provides for indemnification by the initial purchasers, specified therein of the Company and its officers and directors, and by the Company of the initial purchasers specified therein, for certain liabilities arising under the Securities Act or otherwise.

ITEM 16. EXHIBITS

     The following exhibits are filed herewith.


          1.1            -- Form of Underwriting Agreement for Debt Securities.*
          1.2            -- Form of Underwriting Agreement for Common Stock.*
          1.3            -- Form of Underwriting Agreement for Preferred Stock.*
          2.1            -- Agreement and Plan of Merger and Plan of Exchange, dated as of February 16, 1998, by and among the Registrant, IWL
                            Communications, Incorporated ("IWL"), IWL Acquisition
                            Corp., CapRock Communications Corp. (n/k/a CapRock
                            Telecommunications Corp. ("CapRock Telecommunications")),
                            CapRock Acquisition Corp., and CapRock Fiber Network,
                            Ltd. ("CapRock Fiber" and Collectively, the "Parties").
                            The schedules to the Agreement and Plan of Merger and
                            Plan of Exchange and the appendices thereto have been
                            omitted. The Registrant will furnish supplementally to
                            the Securities and Exchange Commission any of the
                            schedules or appendices upon request. (Incorporated by
                            reference to Exhibit 2.1 to the Registration Statement on
                            Form S-4, as amended, of the Registrant, File No.
                            333-57365.)
          2.2            -- First Amendment to Agreement and Plan of Merger and Plan
                            of Exchange, dated as of April 30, 1998, by and among the
                            Parties. (Incorporated by reference to Exhibit 2.2 to the
                            Registration Statement on Form S-4, as amended, of the
                            Registrant, File No. 333-57365.)
          2.3            -- Second Amendment to Agreement and Plan of Merger and Plan
                            of Exchange, dated as of June 19, 1998, by and among the
                            Parties. (Incorporated by reference to Exhibit 2.3 to the
                            Registration Statement on Form S-4, as amended, of the
                            Registrant, File No. 333-57365.)
          2.4            -- Third Amendment to Agreement and Plan of Merger and Plan
                            of Exchange, dated as of July 8, 1998, by and among the
                            Parties. (Incorporated by reference to Exhibit 2.4 to the
                            Registration Statement on Form S-4, as amended, of the
                            Registrant, File No. 333-57365.)
          4.1            -- Articles of Incorporation of the Registrant.
                            (Incorporated by reference to Exhibit 3.1 to the
                            Registration Statement on Form S-4, as amended, of the
                            Registrant, File No. 333-57365.)
          4.2            -- Bylaws of the Registrant. (Incorporated by reference to
                            Exhibit 3.2 to the Registration Statement on Form S-4, as
                            Amended, of the Registrant, File No. 333-64699.)
          4.3            -- Form of Senior Indenture.
          4.4            -- Form of Subordinated Indenture.
          4.5            -- Form of Certificate of Designation for the preferred
                            stock (together with preferred stock certificate).*
          4.6            -- Indenture dated as of July 16, 1998, among the
                            Registrant, CapRock Telecommunications, CapRock Fiber,
                            IWL and PNC Bank, National Association, Trustee.
                            (Incorporated by reference to Exhibit 4.1 to the
                            Registration Statement on Form S-4, as amended, of the
                            Registrant, File No. 333-64699.)
          4.7            -- Registration Rights Agreement dated July 16, 1998, among the Registrant, CapRock Telecommunications, CapRock
                            Fiber, and Merrill Lynch, Pierce, Fenner & Smith
                            Incorporated, Donaldson, Lufkin & Jenrette Securities
                            Corporation and BancOne Capital Markets, Inc.
                            (Incorporated by reference to Exhibit 4.2 to the
                            Registration Statement on Form S-4, as amended, of the
                            Registrant, File No. 333-64699.)

          4.8            -- Form of Warrant Agreement between IWL and Cruttenden Roth
                            Incorporated. (Incorporated by reference to Exhibit 1.2
                            to the Registration Statement on Form S-1 of IWL, as
                            amended, File No. 333-22801.)
          4.9            -- Registration Rights Agreement dated January 22, 1998
                            between IWL and Nera Limited. (Incorporated by reference
                            to Exhibit 4.5 to the Registration Statement on Form S-4,
                            as amended, of the Registrant, File No. 333-57365.)
          4.10           -- Registration Rights Agreement dated January 22, 1998 by
                            And among IWL, Thomas Norman Blair and Margaret Helen
                            Blair. (Incorporated by reference to Exhibit 4.6 to the
                            Registration Statement on Form S-4, as amended, of the
                            Registrant, File No. 333-57365.)
          4.11           -- Registration Rights Agreement dated May 18, 1999, among the Registrant, Merrill Lynch, Pierce, Fenner & Smith
                            Incorporated, Chase Securities, Inc., Bear, Stearns & Co.
                            Inc., Donaldson, Lufkin & Jenrette Securities Corporation
                            and Goldman, Sachs & Co. (Incorporated by reference to
                            Exhibit 4.7 to the Registration Statement on Form S-4, as
                            amended, of the Registrant, File No. 333-82557.)
          4.12           -- Indenture dated as of May 18, 1999, between the
                            Registrant and Chase Manhattan Trust Company, National
                            Association, Trustee. (Incorporated by reference to
                            Exhibit 4.7 to the Registration Statement on Form S-4, as
                            amended, of the Registrant, File No. 333-82557.)
          5.1            -- Opinion of Munsch Hardt Kopf & Harr, P.C.
         12.1            -- Statement regarding computation of ratio of earnings to fixed charges and ratio of earnings to combined fixed
                            charges and preferred stock dividends.
         23.1            -- Consent of KPMG LLP.
         23.2            -- Consent of Munsch Hardt Kopf & Harr, P.C. (Included in
                            the opinion filed as Exhibit 5.1 to this Registration
                            Statement).
         24.1            -- Power of Attorney.+
         25.1            -- Statement of Eligibility and Qualification under the
                            Trust Indenture Act of 1939 on Form T-1.*


---------------

* To be filed by amendment or as an exhibit to a Current Report on Form 8-K pursuant to Item 601 of Regulation S-K or, where applicable, incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.


+ Previously filed.


ITEM 17. UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

     provided, however, that subparagraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in registration statements on Form S-3, Form S-8 or Form F-3 and the periodic reports filed by the registrant pursuant to
     Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (d) The registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4), or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on the 11th day of April, 2000.


                                            CAPROCK COMMUNICATIONS CORP.

                                            By: /s/ JERE W. THOMPSON, JR.
                                            ------------------------------------
                                                   Jere W. Thompson, Jr.
                                                  Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                     TITLE                     DATE
                      ---------                                     -----                     ----
                /s/ JERE W. THOMPSON                   Chief Executive Officer,          April 11, 2000
-----------------------------------------------------  Chairman of the Board, and
                Jere W. Thompson, Jr.                  Director (Principal Executive
                                                       Officer)

                /s/ KEVIN W. MCALEER                   Senior Vice President and Chief   April 11, 2000
-----------------------------------------------------  Financial Officer (Principal
                  Kevin W. McAleer                     Financial Officer)

                          *                            President, Chief Operating        April 11, 2000
-----------------------------------------------------  Officer and Director
                     Leo J. Cyr

                          *                            Vice Chairman of the Board and    April 11, 2000
-----------------------------------------------------  Director
                Ignatius W. Leonards

                          *                            Executive Vice President and      April 11, 2000
-----------------------------------------------------  Director
                  Timothy W. Rogers

                          *                            Corporate Controller (Principal   April 11, 2000
-----------------------------------------------------  Accounting Officer)
                 Matthew M. Kingsley

                          *                            Director                          April 11, 2000
-----------------------------------------------------
                    Mark Langdale

                          *                            Director                          April 11, 2000
-----------------------------------------------------
               Christopher J. Amenson

                          *                            Director                          April 11, 2000
-----------------------------------------------------
                   John R. Harris

           *By: /s/ JERE W. THOMPSON, JR.
  ------------------------------------------------
                Jere W. Thompson, Jr.
                  Attorney-in-fact

                                 EXHIBIT INDEX


        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
          1.1            -- Form of Underwriting Agreement for Debt Securities.*
          1.2            -- Form of Underwriting Agreement for Common Stock.*
          1.3            -- Form of Underwriting Agreement for Preferred Stock.*
          2.1            -- Agreement and Plan of Merger and Plan of Exchange, dated as of February 16, 1998, by and among the Registrant, IWL
                            Communications, Incorporated ("IWL"), IWL Acquisition
                            Corp., CapRock Communications Corp. (n/k/a CapRock
                            Telecommunications Corp. ("CapRock Telecommunications")),
                            CapRock Acquisition Corp., and CapRock Fiber Network,
                            Ltd. ("CapRock Fiber" and Collectively, the "Parties").
                            The schedules to the Agreement and Plan of Merger and
                            Plan of Exchange and the appendices thereto have been
                            omitted. The Registrant will furnish supplementally to
                            the Securities and Exchange Commission any of the
                            schedules or appendices upon request. (Incorporated by
                            reference to Exhibit 2.1 to the Registration Statement on
                            Form S-4, as amended, of the Registrant, File No.
                            333-57365.)
          2.2            -- First Amendment to Agreement and Plan of Merger and Plan
                            of Exchange, dated as of April 30, 1998, by and among the
                            Parties. (Incorporated by reference to Exhibit 2.2 to the
                            Registration Statement on Form S-4, as amended, of the
                            Registrant, File No. 333-57365.)
          2.3            -- Second Amendment to Agreement and Plan of Merger and Plan
                            of Exchange, dated as of June 19, 1998, by and among the
                            Parties. (Incorporated by reference to Exhibit 2.3 to the
                            Registration Statement on Form S-4, as amended, of the
                            Registrant, File No. 333-57365.)
          2.4            -- Third Amendment to Agreement and Plan of Merger and Plan
                            of Exchange, dated as of July 8, 1998, by and among the
                            Parties. (Incorporated by reference to Exhibit 2.4 to the
                            Registration Statement on Form S-4, as amended, of the
                            Registrant, File No. 333-57365.)
          4.1            -- Articles of Incorporation of the Registrant.
                            (Incorporated by reference to Exhibit 3.1 to the
                            Registration Statement on Form S-4, as amended, of the
                            Registrant, File No. 333-57365.)
          4.2            -- Bylaws of the Registrant. (Incorporated by reference to
                            Exhibit 3.2 to the Registration Statement on Form S-4, as
                            Amended, of the Registrant, File No. 333-64699.)
          4.3            -- Form of Senior Indenture.
          4.4            -- Form of Subordinated Indenture.
          4.5            -- Form of Certificate of Designation for the preferred
                            stock (together with preferred stock certificate).*
          4.6            -- Indenture dated as of July 16, 1998, among the
                            Registrant, CapRock Telecommunications, CapRock Fiber,
                            IWL and PNC Bank, National Association, Trustee.
                            (Incorporated by reference to Exhibit 4.1 to the
                            Registration Statement on Form S-4, as amended, of the
                            Registrant, File No. 333-64699.)

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
          4.7            -- Registration Rights Agreement dated July 16, 1998, among the Registrant, CapRock Telecommunications, CapRock
                            Fiber, and Merrill Lynch, Pierce, Fenner & Smith
                            Incorporated, Donaldson, Lufkin & Jenrette Securities
                            Corporation and BancOne Capital Markets, Inc.
                            (Incorporated by reference to Exhibit 4.2 to the
                            Registration Statement on Form S-4, as amended, of the
                            Registrant, File No. 333-64699.)
          4.8            -- Form of Warrant Agreement between IWL and Cruttenden Roth
                            Incorporated. (Incorporated by reference to Exhibit 1.2
                            to the Registration Statement on Form S-1 of IWL, as
                            amended, File No. 333-22801.)
          4.9            -- Registration Rights Agreement dated January 22, 1998
                            between IWL and Nera Limited. (Incorporated by reference
                            to Exhibit 4.5 to the Registration Statement on Form S-4,
                            as amended, of the Registrant, File No. 333-57365.)
          4.10           -- Registration Rights Agreement dated January 22, 1998 by
                            And among IWL, Thomas Norman Blair and Margaret Helen
                            Blair. (Incorporated by reference to Exhibit 4.6 to the
                            Registration Statement on Form S-4, as amended, of the
                            Registrant, File No. 333-57365.)
          4.11           -- Registration Rights Agreement dated May 18, 1999, among the Registrant, Merrill Lynch, Pierce, Fenner & Smith
                            Incorporated, Chase Securities, Inc., Bear, Stearns & Co.
                            Inc., Donaldson, Lufkin & Jenrette Securities Corporation
                            and Goldman, Sachs & Co. (Incorporated by reference to
                            Exhibit 4.7 to the Registration Statement on Form S-4, as
                            amended, of the Registrant, File No. 333-82557.)
          4.12           -- Indenture dated as of May 18, 1999, between the
                            Registrant and Chase Manhattan Trust Company, National
                            Association, Trustee. (Incorporated by reference to
                            Exhibit 4.7 to the Registration Statement on Form S-4, as
                            amended, of the Registrant, File No. 333-82557.)
          5.1            -- Opinion of Munsch Hardt Kopf & Harr, P.C.
         12.1            -- Statement regarding computation of ratio of earnings to fixed charges and ratio of earnings to combined fixed
                            charges and preferred stock dividends.
         23.1            -- Consent of KPMG LLP.
         23.2            -- Consent of Munsch Hardt Kopf & Harr, P.C. (Included in
                            the opinion filed as Exhibit 5.1 to this Registration
                            Statement).
         24.1            -- Power of Attorney.+
         25.1            -- Statement of Eligibility and Qualification under the
                            Trust Indenture Act of 1939 on Form T-1.*


---------------

* To be filed by amendment or as an exhibit to a Current Report on Form 8-K pursuant to Item 601 of Regulation S-K or, where applicable, incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.


+ Previously filed.